SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       March 23, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

Entry of Order Approving Stipulation for Settlement of Claim

On March 23, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Pacific Ethanol, Inc.  The Order provides for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $5,000,000 claim against us (the “Claim”). Socius purchased the Claim from Lyles United, LLC (“Lyles United”), a creditor of Pacific Ethanol, Inc., pursuant to the terms of a Purchase Agreement dated effective as of March 15, 2010 between Socius and Lyles United. The Claim consists of the right to receive $5,000,000 of principal amount of and under a loan made by Lyles United to us pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000. Pursuant to the terms of the Order, on March 24, 2010, we issued and delivered to Socius 5,800,000 shares of our common stock (the “Settlement Shares”), subject to adjustment as set forth in the Order.

The Settlement Shares represent approximately 9.43% of the total number of shares of our common stock outstanding immediately preceding the date of the Order.  The total number of shares of our common stock to be issued to Socius or its designee in connection with the Order will be adjusted on the 6th trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then we will issue to Socius or its designee additional shares of our common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.

The number of VWAP Shares is equal to (i) $5,000,000 divided by 80% of the volume weighted average price as reported by Bloomberg LP (“VWAP”) of our common stock over the 5-day trading period immediately following the date on which the Settlement Shares were delivered to Socius, plus (ii) $181,168.50 for Socius’ legal fees, expenses and costs incurred through March 11, 2010, plus an amount equal to Socius’ reasonable legal fees, expenses and costs incurred after March 11, 2010, with the total divided by the VWAP of our common stock over the 5-day trading period immediately following the date on which the Settlement Shares were delivered to Socius.  In no event will the number of shares of our common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of our common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed (x) 9.99% of the total number of shares of our common stock then outstanding , or (y) without our prior written consent, that number of shares of our common stock that would trigger a new limitation under Internal Revenue Code Section 382.  In addition, in no event will the aggregate number of shares of our common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with any other shares of our common stock issued to Socius and/or its designees by us, at any time exceed 19.99% of the total number of shares of our common stock outstanding immediately preceding the date of the Order unless we have obtained either (1) stockholder approval of the issuance of more than such number of shares of our common stock pursuant to NASDAQ Marketplace Rule 5635(d) or (2) a waiver from NASDAQ of our compliance with Rule 5635(d).

The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the securities described in Item 1.01 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Order Approving Stipulation for Settlement of Claim (*)
 ______________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: March 24, 2010	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Order Approving Stipulation for Settlement of Claim